~~February 22~~, ~~2018~~

November 10, 2022

RESTATED
BYLAWS
OF
MARTIN MARIETTA MATERIALS, INC.

(Incorporated under the laws of North Carolina, November 12, 1993, and herein referred to as the “Corporation”)

ARTICLE I.

SHAREHOLDERS
Section 1.01.
ANNUAL MEETINGS. The Corporation shall hold an annual meeting of the shareholders for the election of directors and the transaction of any business within the powers of the Corporation on such date during the month of May in each year as shall be determined by the Board of Directors or at such time during the year as the Board of Directors may prescribe. Subject to Section 1.12 of these Bylaws, any business of the Corporation may be transacted at such annual meeting. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.
Section 1.02.
SPECIAL MEETINGS. The power to call a special meeting of the shareholders of the Corporation shall be governed by Article 9 of the Corporation’s Restated Articles of Incorporation, as such provision may be amended from time to time.
Section 1.03.
PLACE OF MEETINGS. All meetings of shareholders shall be held at such place within the United States as may be designated in the Notice of Meeting. The Board of Directors, in its sole discretion, may determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized under Section 55-7-09 of the North Carolina Business Corporation Act or any successor provision.
Section 1.04.
NOTICE OF MEETINGS. Not less than ten (10) days nor more than sixty (60) days before the date of every shareholders’ meeting, the Secretary shall give to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of the meeting, written (which shall include notice by email) or printed notice stating the date, time and place, if any, of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail (including email) or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If the Board of Directors has authorized participation at the meeting by means of remote communication under Section 55-7-09 of the North Carolina Business Corporation Act or any successor provision thereof, the notice shall also describe the means of remote communication to be used. If mailed, such notice shall be deemed to be given when deposited in the United

States mail addressed to the shareholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. Once notice of a meeting has been given in accordance with this Section 1.04, further notification is not required under the circumstances contemplated by Section 55-7-05(f) of the North Carolina Business Corporation Act or any successor provision if the Corporation complies with the requirements specified therein. Any meeting of shareholders, annual or special, may adjourn from time to time without further notice to a date not more than 120 days after the original record date ~~at the same or some other place~~ if the new date, time, place, if any, or means of remote communication, if applicable, are announced at the meeting.
Section 1.05.
WAIVER OF NOTICE. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his or her proxy objects to considering the matter before it is voted upon.
Section 1.06.
PRESIDING OFFICER AND SECRETARY AT MEETINGS. At each meeting of shareholders the Chair~~man~~ of the Board, or in his or her absence the President, or in their absence, the person designated in writing by the Chair~~man~~ of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chair~~man~~ of the meeting; if no person is so designated, then the meeting shall choose a chair~~man~~ by a majority of all votes cast at a meeting at which a quorum is present. As the presiding officer, the chair~~man~~ of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business, proposals or nominations not properly submitted, and limiting time allowed for discussion of the business of the meeting. The Secretary, or in the absence of the Secretary, a person designated by the chair~~man~~ of the meeting, shall act as secretary of the meeting.
Section 1.07.
QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 1.04, at any subsequent session of a meeting that has been adjourned any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 1.08.
PROXIES. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his or her duly authorized attorney in fact. In addition, to the extent permitted by North Carolina law and as authorized by a resolution duly adopted by the Board of Directors prior to the commencement of a meeting of shareholders, shares may be voted by one or more proxies authorized by an electronic appointment of proxy transmitted by electronic means. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form, and is effective with respect to any particular matter only if it is received by the secretary of the meeting, or other officer or agent authorized to tabulate votes, prior to the closing of the polls with respect to such matter.
Section 1.09.
VOTING OF SHARES. Subject to the provisions of the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

Except in the election of directors as governed by the provisions of Section 2.03, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the Articles of Incorporation or these Bylaws.

In an election of directors which is not a contested election (as defined below), when a quorum is present, each nominee to be elected by shareholders shall be elected if the votes cast “for” such nominee exceed the votes cast “against” such nominee. Votes cast shall exclude abstentions and broker non-votes with respect to that nominee’s election, but abstentions and broker non-votes will be considered for the purposes of establishing a quorum. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions.

Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

For the purposes of these Bylaws, a “contested election” means an election of directors at a meeting of shareholders for the election of directors for which there are more nominees for election to the Board of Directors than open directorships on the Board of Directors to be filled pursuant to that election.

Section 1.10.
SHAREHOLDERS’ LIST. Before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group, by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his or her agent or attorney, upon written request at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his or her agent or attorney, at any time during the meeting or any adjournment thereof. If the meeting is held solely by means of remote communication, the list shall also be open to the examination of any shareholder during the entire time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. If the Corporation determines that the list will be made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.
Section 1.11.
INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chair~~man~~ of any such meeting may (and shall upon the request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting) make such appointments. No such Inspector need be a shareholder of the Corporation.

If there are three (3) or more Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, and determine the result; and do such acts as may be proper to conduct the election and the vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

Section 1.12.
~~DIRECTOR NOMINATIONS AND SHAREHOLDERS BUSINESS~~ ADVANCE NOTICE OF SHAREHOLDER BUSINESS.

(a) Requirement for Advance Notice of Shareholder Business. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the shareholders of the Corporation, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the person acting as the presiding officer of the meeting pursuant to Section 1.06, or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a shareholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.12 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 1.12 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders of the Corporation. For purposes of this Section 1.12, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting, or a qualified representative of such proposing shareholder, appear in person at such annual meeting if the annual meeting is held solely at a physical location or, in the event that the annual meeting permits shareholder attendance by means of remote communication, appear by such means of remote communication. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the annual meeting of shareholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary at or prior to such annual meeting. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.13 or Section 1.14 and with Section 1.15, and this Section 1.12 shall not be applicable to such nominations except as expressly provided in Section 1.13.

~~(a) Advance Notice of Nominations of Directors. Other than in accordance with Section 1.13 of Article I of these Bylaws, only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Other than in accordance with Section 1.13 of Article I of these Bylaws, nomination for election to the Board of Directors shall be made by the Board of Directors or a Nominating Committee appointed by the Board of Directors.~~

~~Nomination for election of any person to the Board of Directors may also be made by a shareholder if written notice of the nomination of such person shall have been delivered to the Secretary of the Corporation at~~ (b) Timeliness of Notice. For business to be properly brought before an annual meeting of the shareholders of the Corporation by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal ~~office~~ executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s proxy statement in connection with the annual meeting of shareholders; provided, however, that ~~in the event that~~ if the date of the annual meeting is ~~advanced by~~ more than 30 days before or ~~delayed by~~ more than 60 days ~~from such~~ after the first anniversary ~~date~~ of the preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be so delivered, or mailed and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the

60th day prior to such annual meeting or the tenth (10th) day following the day on which public ~~announcement~~ disclosure of the date of such meeting is first made~~. Each~~  (such notice ~~shall set forth: (a) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (b) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (e) the written consent of each nominee to serve as director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.~~ within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) Contents of Notice. To be in proper form for purposes of this Section 1.12, a shareholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation, any affiliate of the Corporation, or any of their respective officers or directors, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, or any of their respective officers or directors, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of appointment of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the Proposing Person proposes to bring before such annual meeting, (A) a brief description of the business desired to be brought before such annual meeting, the reasons for conducting such business at such annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 1.12, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting of shareholders of the Corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before such annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such shareholder in such solicitation.

~~(b) Advance Notice of General Matters. No business shall be transacted~~ (d) Required Updating of Notice. A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting of shareholders~~, except such business as shall be (a) specified in the notice of meeting given as provided in Section 1.04, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 1.12. For business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder’s notice must~~ of the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.12 shall be true and correct as of the record date for shareholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed ~~to~~ and received by, the Secretary at the principal executive offices of the Corporation ~~not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s~~

~~proxy statement in connection with the annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for brining such business before the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of each shareholder proposing such business, (iii) the classes and number of shares of the Corporation that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business other than his interest as shareholder of the Corporation.~~ (or any other office specified by the Corporation in any public disclosure) not later than five (5) business days after the record date for shareholders entitled to vote at such annual meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for such annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which such annual meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(e) Requirement for Compliance. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting ~~except~~ of the shareholders of the Corporation that is not properly brought before such annual meeting in accordance with ~~the provisions set forth in~~ this Section 1.12. ~~If the chairman~~ The presiding officer of the ~~annual~~ meeting ~~determines that any~~ shall, if the facts warrant, determine that the business was not properly brought before ~~the~~ such annual meeting in accordance with ~~provisions prescribed by these Bylaws~~ this Section 1.12, and if he or she should so determine, he or she shall so declare to the meeting~~,~~ and ~~to the extent permitted by law,~~ any such business not properly brought before ~~the~~ such annual meeting shall not be transacted.

~~(c) General~~

~~For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”).~~

~~Notwithstanding the foregoing provisions~~ (f) Applicability. This Section 1.12 is expressly intended to apply to any business proposed to be brought before an annual meeting of the shareholders of the Corporation other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 1.12~~, a shareholder shall also~~ with respect to any business proposed to be brought before an annual meeting of shareholders of the Corporation, each Proposing Person shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to ~~the matters set forth in this Section 1.12~~ any such business. Nothing in this Section 1.12 shall be deemed to affect ~~any~~ the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) Definition of “Public Disclosure.” For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 1.13.
ADVANCE NOTICE OF NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS.
(a)
Procedures for Shareholder Nominations. Other than in accordance with Section 1.14 of these Bylaws, only persons who are nominated in accordance with this Section 1.13 shall be eligible to be elected as directors at an annual or special meeting of shareholders. Other than in accordance with Section 1.14 of these Bylaws, nomination for election to the Board of Directors shall be made by the Board of Directors or a Nominating Committee appointed by the Board of Directors.
(b)
Nominations of Candidates. Other than in accordance with Section 1.14 of these Bylaws, nominations of any person for election to the Board of Directors at an annual meeting or special meeting of the shareholders of the Corporation (but, with respect to a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a shareholder present in person (A) who was a shareholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.13 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.13 and Section 1.15 as to such notice and nomination. For purposes of this Section 1.13, “present in person” shall mean that the shareholder proposing to nominate one or more candidates for election to the Board of Directors at the meeting, or a qualified representative of such shareholder, appear in person at such meeting if such meeting is held solely at a physical location or, in the event that such meeting permits shareholder attendance by means of remote communication, appear by such means of remote communication. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary at or prior to the meeting of shareholders. Other than in accordance with Section 1.14 of these Bylaws, the foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of the shareholders of the Corporation.

(c) Shareholder Advance Notice.

(i) For a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of the shareholders of the Corporation, the shareholder must (1) provide Timely Notice (as defined in Section 1.12) thereof in writing and in proper form to the Secretary, (2) provide the information, agreements and questionnaires with respect to such shareholder and its candidate(s) for nomination as required to be set forth by this Section 1.13 and Section 1.15 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.13 and Section 1.15.

(ii) If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the shareholders of the Corporation, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (ii) provide the information with respect to such shareholder and its candidate(s) for nomination as required by this Section 1.13 and Section 1.15 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.13. To be timely, a shareholder’s notice for nominations to be made at such special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 1.12) of the date of such special meeting was first made (solely for purposes of special meetings of shareholders of the Corporation, the term “Timely Notice” shall mean such notice within the time periods set forth in this sentence).

(iii) In no event shall any adjournment or postponement of a meeting of the shareholders of the Corporation or the announcement thereof commence a new time period (or extend any time period) for the giving of the shareholder’s notice with respect to such meeting as described above.

(iv) In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 1.13(c)(ii) or (iii) the tenth (10th) day following the date of public disclosure (as defined in Section 1.12) of such increase.

(d) Contents of Notice. To be in proper form for purposes of this Section 1.13, a shareholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person, the Shareholder Information (as defined in Section 1.12(c)(i), except that for purposes of this Section 1.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.12(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 1.12(c)(ii), except that for purposes of this Section 1.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.12(c)(ii) and Disclosable Interests shall not include the representation in Section 1.12(c)(ii)(F));

(iii) As to each Nominating Person, a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Nominating Persons and (B) between or among any Nominating Person and any other person or entity (including their names) in connection with the nomination of such candidate; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the shareholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iv) As to each Nominating Person, a representation that the Nominating Person will or is part of a group that will (A) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (B) include a statement to that effect in its proxy statement and/or its form of proxy, (C) otherwise comply with Rule 14a-19 under the Exchange Act and (D) provide the Secretary of the Corporation not less than five business days prior to the applicable meeting or any adjournment or postponement thereof, with reasonable documentary evidence that such Nominating Person complied with such representations; and

(v) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 1.13 and Section 1.15 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in any proxy statement for the applicable meeting and any associated proxy card as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Securities and Exchange Commission if such Nominating Person were the “registrant” for purposes of such Item 404 and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as required by Section 1.15(a).

For purposes of this Section 1.13, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting of the shareholders of the Corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such shareholder in such solicitation.

(e) Updating of Notice. A shareholder providing notice of any nomination proposed to be made at a meeting of the shareholders of the Corporation shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.13 shall be true and correct as of the record date for shareholders entitled to vote at such meeting and as of the date that is ten (10) business days prior to date of such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public disclosure) not later than five (5) business days after the record date for shareholders entitled to vote at such meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for such meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a Nominating Person no longer intends to solicit proxies pursuant to Section 1.13(d)(iv) of these Bylaws, such Nominating Person shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public disclosure) no later than two (2) business days after the occurrence of such change. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f) Required Compliance with the Exchange Act. In addition to the requirements of this Section 1.13 with respect to any nomination proposed to be made at a meeting of the shareholders of the Corporation, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of the election of director nominees at such meeting other than the Board of Directors’ nominees unless such Nominating Person has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies with respect to such meeting, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rules 14a-19(a)(1) and (b) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a‑19 under the Exchange Act (including the provision to the Corporation of notices required thereunder in a timely manner and whether the Nominating Person on whose behalf a nomination is made solicited (or is part of a group which solicited) proxies in support of such nomination in compliance with the Nominating Person’s representation as required by clause (d)(iv)(A) of this Section 1.13), then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates notwithstanding that proxies with respect to such nominations may have been received by the Corporation.

Section 1.14.
~~Section 1.13.~~ PROXY ACCESS.
(a)
Proxy Access. Subject to the provisions of this Section ~~1.13~~ 1.14, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of the shareholders at which directors are to be elected, the name of, and the Required Information (as defined below) relating to, any nominee for election to the Board of Directors who satisfies the eligibility requirements in this Section ~~1.13~~ 1.14 (a “Shareholder Nominee”) and who is identified in a notice that complies with Section ~~1.13~~ 1.14(e) and that is timely delivered pursuant to Section ~~1.13~~ 1.14(f) (the “Shareholder Notice”) by a shareholder that satisfies, or by a group of no more than twenty (20) shareholders that satisfy, the ownership and other requirements of this Section ~~1.13~~ 1.14 (such shareholder or group, including each member thereof to the extent the context requires, the “Eligible Shareholder”), and who expressly elects at the time of providing the Shareholder Notice to have such Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section ~~1.13~~ 1.14. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder under this Section ~~1.13~~ 1.14. In the event that the Eligible Shareholder consists of a group of shareholders, any and all requirements and obligations for an individual Eligible Shareholder that are set forth in this Section ~~1.13~~ 1.14 shall apply to each member of the group; provided, however, that the Required Ownership Percentage (as defined in Section ~~1.13~~ 1.14(b) below) shall apply to the ownership of the group in the aggregate.

For purposes of this Section ~~1.13~~ 1.14, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act, as amended, and the rules and regulations promulgated thereunder, and as required by any applicable listing standards and (ii) if the Eligible Shareholder so elects, the Statement (as defined in Section ~~1.13~~ 1.14 (i) below).

(b)
Eligible Shareholder Ownership Requirements. To qualify as an “Eligible Shareholder” pursuant to this Section ~~1.13~~ 1.14, a shareholder or group of shareholders must (i) own and have owned (as defined in Section ~~1.13~~ 1.14(c) below) 3% or more (the “Required Ownership Percentage”) of the number of outstanding shares of the Corporation’s common stock entitled to vote in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Shareholder Notice (the “Required Shares”) continuously for at least three (3) years as of both the date the Shareholder Notice is delivered to the Secretary ~~of the Corporation~~ in accordance with this Section ~~1.13~~ 1.14 and the record date for determining shareholders entitled to vote at the annual meeting of shareholders and (ii) thereafter continue to own the Required Shares through the annual meeting date.

For purposes of satisfying the ownership requirements of this Section ~~1.13~~ 1.14(b), two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 14(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one shareholder for the purposes of determining the members of a group of shareholders comprising one Eligible Shareholder, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section ~~1.13~~ 1.14.

(c)
Definition of Ownership. For purposes of this Section ~~1.13~~ 1.14:

(i)
an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the shareholder possesses both:
(1)
the full voting and investment rights pertaining to the shares and
(2)
the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares:
(A)
sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed (including any short sale),
(B)
borrowed by such shareholder or any of its affiliates for any purpose or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or
(C)
subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of: (I) reducing in any manner, to any extent or at any time in the future, such shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (II) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate; and
(ii)
A shareholder “owns” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (1) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice; or (2) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by such person; and

(iii)
The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. The term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act, as amended.
(d)
Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders pursuant to this Section ~~1.13~~ 1.14 (including individuals that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section ~~1.13~~ 1.14, but either are subsequently withdrawn or that the Board of Directors nominates as Board of Directors nominees) that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders together with any nominees who were previously elected to the Board of Directors after being nominated pursuant to this Section ~~1.13~~ 1.14 at any of the preceding two (2) annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors, shall not exceed the greater of (i) two (2) or (ii) 25% of the total number of directors in office as of the last day on which a Shareholder Notice may be delivered to the Secretary pursuant to this Section ~~1.13~~ 1.14, or if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below 25% (such greater number, the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a Shareholder Notice may be delivered to the Secretary pursuant to Section ~~1.13~~ 1.14 with respect to an annual meeting, but before the date of the Corporation’s annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number of Shareholder Nominees nominated pursuant to this Section ~~1.13~~ 1.14 included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.

Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section ~~1.13~~ 1.14 shall rank its Shareholder Nominees based on the order that such Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section ~~1.13~~ 1.14 exceeds the Maximum Number of Shareholder Nominees provided for in this Section ~~1.13~~ 1.14. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section ~~1.13~~ 1.14 exceeds the Maximum Number of Shareholder Nominees provided for in this Section ~~1.13~~ 1.14, the highest ranking Shareholder Nominee who meets the requirements of this Section ~~1.13~~ 1.14 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Shareholder disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section ~~1.13~~ 1.14. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section ~~1.13~~ 1.14 from each Eligible Shareholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section ~~1.13~~ 1.14 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the Eligible Shareholder) or (ii) is thereafter not included in the Corporation’s proxy materials or is not submitted for director election for any reason (including the failure to comply with this Section ~~1.13~~ 1.14) other than due to a failure by the Corporation to include such Shareholder Nominee in the Corporation’s proxy materials in violation of this Section ~~1.13~~ 1.14, no other nominee or nominees (other than any Shareholder Nominee already determined to be included in the Corporation’s proxy materials who continues to satisfy the eligibility requirements of this Section ~~1.13~~ 1.14) shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof pursuant to this Section ~~1.13~~ 1.14.

(e)
Contents of Shareholder Notice. The inclusion of a Shareholder Nominee in the Corporation’s proxy materials shall be subject to the delivery to the Secretary of, and the Shareholder Notice shall set forth, the following:
(i)
as to the Eligible Shareholder (including, in the case of a group, each member thereof) giving the Shareholder Notice, (1) the name and address of each such shareholder or shareholders and (2) the class and number of shares of the Corporation which are owned of record and beneficially by such shareholder or shareholders;
(ii)
as to each Shareholder Nominee whom the Eligible Shareholder proposes to nominate for election to the Board of Directors pursuant to this Section ~~1.13~~ 1.14:
(1)
the Required Information;
(2)
the Shareholder Nominee’s written consent to being named in ~~the Corporation’s proxy materials~~ any proxy statement for the applicable meeting and any associated proxy card as a nominee and to serving as a director if elected; and
(3)
~~a written~~ the completed questionnaire, representation and agreement from such Shareholder Nominee ~~that such Shareholder Nominee:~~ as required by Section 1.15(a);

~~(A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question if such agreement, arrangement or understanding has not been disclosed to the Corporation, or if such agreement, arrangement or understanding could limit or~~

~~interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,~~

~~(B) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and~~

~~(C) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors;~~

(iii)
a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as amended;
(iv)
the written agreement of the Eligible Shareholder (including, in the case of a group, each member thereof) addressed to the Secretary, setting forth the following additional agreements, representations, and warranties:
(1)
one or more written statements of the Eligible Shareholder setting forth and certifying to the number of shares of the Corporation it is deemed to own for purposes of this Section ~~1.13~~ 1.14;
(2)
one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Shareholder Notice is delivered to the Secretary, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of shareholders, written statements from the record holder and intermediaries verifying such Eligible Shareholder’s continuous ownership of the Required Shares through the record date;
(3)
that such Eligible Shareholder:
(A)
acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent;

(B)
presently intends to maintain the Required Ownership Percentage of the Required Shares through the date of the annual meeting of shareholders;
(C)
has not nominated and will not otherwise nominate for election to the Board of Directors at the annual meeting of shareholders any person other than the Shareholder Nominee(s) being nominated pursuant to this Section ~~1.13~~ 1.14;
(D)
has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, as amended, in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee or a nominee of the Board of Directors;
(E)
will not distribute to any shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Corporation;
(F)
will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(G)
as to any funds purporting to be a Qualifying Fund, within five (5) business days after the date of the Shareholder Notice, will provide documentation reasonably satisfactory to the Corporation that demonstrates such funds satisfy the requirements of this Section ~~1.13~~ 1.14 to be a Qualifying Fund; and
(4)
that the Eligible Shareholder agrees to:
(A)
assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that such Eligible Shareholder provided to the Corporation;

(B)
comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of shareholders;
(C)
indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section ~~1.13~~ 1.14;
(D)
file with the Securities and Exchange Commission any solicitation materials with the Corporation’s shareholders relating to the annual meeting, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, as amended, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, as amended; and
(E)
intend to be present in person at the annual meeting, or send a qualified representative in its place, to present its Shareholder Nominee at the meeting; and
(v)
in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.
(f)
Timeliness of Shareholder Notice. To be timely under this Section ~~1.13~~ 1.14, the Shareholder Notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date the Corporation’s proxy statement was first mailed to shareholders in connection with the prior year’s annual meeting of shareholders; provided, however, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, the Shareholder’s Notice must be delivered to the Secretary not later than 120 days nor more than 150 days prior to the current year’s annual meeting or not later than the tenth (10th) calendar day following the date on which the Corporation publicly announces the date of the applicable annual meeting. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the delivery of the Shareholder Notice as described above.

~~(g) Director Questionnaires and Requests for Additional Information. At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five (5) business days of such request, sign, complete and submit to the Corporation all questionnaires required of directors of the Corporation and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under any applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.~~

(g)
~~(h)~~ Inaccuracies in Information Provided by Eligible Shareholders or Shareholder Nominees. In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Shareholder Nominee from its proxy materials pursuant to this Section ~~1.13~~ 1.14.
(h)
~~(i)~~ Information Included in Proxy Statement. The Eligible Shareholder may provide to the Secretary, at the time the Shareholder Notice is provided, a written statement for inclusion in the Corporation’s proxy statement, not to exceed 500 words, in support of its Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section ~~1.13~~ 1.14, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section ~~1.13~~ 1.14 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Eligible Shareholder or Shareholder Nominee.
(i)
~~(j)~~ Exclusion of Shareholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section ~~1.13~~ 1.14, any Shareholder Nominee in its proxy materials for any annual meeting of shareholders, and any such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(i)
the Secretary receives a notice (whether or not subsequently withdrawn) that an Eligible Shareholder nominating such Shareholder Nominee has nominated any person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for directors set forth in Section ~~1.12(a)~~ 1.13 of these Bylaws,
(ii)
the Shareholder Nominee (1) is, or has been within the three (3) years preceding the date the Corporation first mails to the shareholders its notice of meeting that includes the name of the Shareholder Nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation, as determined by the Board of Directors, (2) is not independent, as determined by the Board of Directors, under any applicable listing standards, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (3) who does not meet the audit committee independence requirements under any applicable listing standards~~,~~ or is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act, as amended (or any successor rule) ~~or is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision)~~, (4) is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, (5) is named a subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the shareholders its notice of meeting that includes the name of the Shareholder Nominee or, within the ten (10) years preceding such date, has been convicted in such a criminal proceeding or (6) who upon becoming a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, any applicable listing standard or applicable state or federal law, rule or regulation;
(iii)
the Shareholder Nominee or the Eligible Shareholder (including, in the case of a group, any member thereof) who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a‑1(l) under the Exchange Act, as amended, in support of the election of any individual as a director at the meeting other than such Shareholder Nominee or a nominee of the Board of Directors;
(iv)
the Shareholder Nominee or the Eligible Shareholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; or

(v)
if the Eligible Shareholder (including, in the case of a group, any member thereof) or applicable Shareholder Nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section ~~1.13~~ 1.14 or with Section 1.15.
(j)
~~(k)~~ Invalid Nominations. Notwithstanding anything to the contrary set forth in this Section ~~1.13~~ 1.14, the Board of Directors or, during the annual meeting of shareholders of the Corporation, the chair~~man~~ of the annual meeting of shareholders shall declare a nomination by a Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the Eligible Shareholder (including, in the case of a group, any member thereof) or the applicable Shareholder Nominee shall have breached its or their obligations under this Section ~~1.13~~ 1.14, including, but not limited to, a breach of any representations, agreements or undertakings required under this Section ~~1.13~~ 1.14, (ii) such Shareholder Nominee or the applicable Eligible Shareholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading or (iii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section ~~1.13~~ 1.14.
(k)
~~(l)~~ Ineligibility of Certain Shareholder Nominees. Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders shall be ineligible to be a Shareholder Nominee pursuant to this Section ~~1.13~~ 1.14 for the next two (2) annual meetings of shareholders if such Shareholder Nominee (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election.
(l)
~~(m)~~ Exclusive Method of Proxy Access. This Section ~~1.13~~ 1.14 shall be the exclusive method for shareholders (including beneficial owners of stock) to include nominees for director election in the Corporation’s proxy materials.
Section 1.15.
ADDITIONAL REQUIREMENTS FOR VALID NOMINATION OF CANDIDATES TO SERVE AS DIRECTOR AND, IF ELECTED, TO BE SEATED AS DIRECTORS

(a) Candidate to Provide Questionnaire, Representation and Agreement. To be eligible to be a candidate for election as a director of the Corporation at an annual meeting or special meeting of the shareholders of the Corporation, a candidate must be nominated in the manner prescribed in either Section 1.13 or Section 1.14 and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice so such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Corporation upon written request of a shareholder therefor) and (ii) a written representation and agreement (in a form provided by the Corporation upon written request of a shareholder therefor) that such candidate for nomination (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question if such agreement, arrangement or understanding has not been disclosed to the Corporation, or if such agreement, arrangement or understanding could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (C) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

(b) Candidate to Furnish Certain Other Information. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each candidate for election as a director of the Corporation is independent under any applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.

(c) Updating Candidate Information. A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 1.15, if necessary, so that the information provided or required to be provided pursuant to this Section 1.15 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public disclosure) not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(d) Rejection of Nominee for Non-compliance. No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person or Eligible Shareholder (as applicable) seeking to place such candidate’s name in nomination has complied with either Section 1.13 or Section 1.14 (as applicable) and with this Section 1.15. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with either Section 1.13 or Section 1.14 and with this Section 1.15, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded notwithstanding that proxies in respect of such nomination may have been received by the Corporation, but such proxies will be considered for the purposes of establishing a quorum.

Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with either Section 1.13 or Section 1.14 and such candidate complies with this Section 1.15.

Section 1.16.
WHITE PROXY CARD. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a form of appointment of proxy (i.e., a proxy card) that is a color other than white. A white-colored proxy card shall be reserved for the exclusive use by the Board of Directors.
ARTICLE II.

BOARD OF DIRECTORS
Section 2.01.
POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the Articles of Incorporation or the Bylaws conferred upon or reserved to the shareholders.
Section 2.02.
NUMBER OF DIRECTORS. The number of directors of the Corporation shall be determined in accordance with Article 5(a) of the Corporation’s Restated Articles of Incorporation, as such provision may be amended from time to time. A director will retire at the annual meeting of shareholders following the director’s 75th birthday.
Section 2.03.
ELECTION OF DIRECTORS. The election of directors of the Corporation shall be governed by Article 5(b) of the Corporation’s Restated Articles of Incorporation, as such provision may be amended from time to time.

Section 2.04.
CHAIR~~MAN~~ OF THE BOARD. The Board of Directors shall designate from its membership a Chair~~man~~ of the Board, who shall have such powers and perform such duties as may be prescribed by these Bylaws and assigned to him or her by the Board of Directors.
Section 2.05.
REMOVAL. The removal of directors of the Corporation shall be governed by Article 5(d) of the Corporation’s Restated Articles of Incorporation, as such provision may be amended from time to time.
Section 2.06.
VACANCIES. Vacancies in the Board of Directors shall be filled in accordance with Article 5(c) of the Corporation’s Restated Articles of Incorporation, as such provision may be amended from time to time.
Section 2.07.
REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of North Carolina as may be designated by the Board of Directors.
Section 2.08.
SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time, at any place, and for any purpose by the Chair~~man~~ of the Board, the President, the Chair~~man~~ of the Executive Committee, or upon the request of a majority of the Board by any officer of the Corporation.
Section 2.09.
NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. Notice of the place, day, and hour of every special meeting of the Board of Directors shall be given to each director twenty-four (24) hours (or more) before the meeting, by telephoning the notice to such director, or by delivering the notice to him or her personally, or by sending the notice to him or her by telegraph, or by facsimile, or by leaving notice at his or her residence or usual place of business, or, in the alternative, by mailing such notice three (3) days (or more) before the meeting, postage prepaid, and addressed to him or her at his or her last known post office address, according to the records of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, properly addressed with postage thereon prepaid. If notice be given by telegram or by facsimile, such notice shall be deemed to be given when the telegram is delivered to the telegraph company or when the facsimile is transmitted. If the notice be given by telephone or by personal delivery, such notice shall be deemed to be given at the time of the communication or delivery. Unless required by law, by these Bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors, need state the business to be transacted thereat. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no further notice need be given of any such adjourned meeting.
Section 2.10.
WAIVER OF NOTICE. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 2.11.
TELEPHONE MEETING. Members of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.
Section 2.12.
ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action without meeting or revocation thereof may be in electronic form and delivered by electronic means.
Section 2.13.
PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chair~~man~~ of the Board of Directors or in his or her absence, by the President or if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his or her absence, an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.
Section 2.14.
QUORUM AND VOTING. At all meetings of the Board of Directors, one third (1/3) of the Board of Directors, but in no case less than two (2) directors, shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Articles of Incorporation, or by the Bylaws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally notified.
Section 2.15.
PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting, or (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 2.16.
COMPENSATION. The Board of Directors may provide by resolution for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.
ARTICLE III.

COMMITTEES
Section 3.01.
COMMITTEES OF THE BOARD. The Board of Directors may by resolution create an Executive Committee, an Audit Committee, a Nominating Committee and such other committees of the Board and appoint members of the Board of Directors to serve on them. The creation of a committee of the Board and appointment of members to it must be approved by a majority of the number of directors in office when the action is taken. Each committee of the Board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that a committee may not have such powers or perform such duties as may be (i) inconsistent with law, (ii) inconsistent with the Articles of Incorporation or Bylaws, or (iii) inconsistent with the resolution creating such committee and the authority delegated to it therein. Each committee member serves at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board established under this section.
Section 3.02.
MEETINGS OF COMMITTEES. Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of the Board of Directors governing such committee, and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of its chair~~man~~ or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of the article of these Bylaws entitled “Board of Directors” relating to the place of holding and notice required of meetings of the Board of Directors shall govern committees of the Board of Directors. A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Except in cases in which it is otherwise provided by the rules of such committee or by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.
ARTICLE IV.

OFFICERS
Section 4.01.
OFFICERS OF THE CORPORATION. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such elected

Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.
Section 4.02.
APPOINTMENT AND TERM. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor shall have been appointed.
Section 4.03.
PRESIDENT. The President ~~shall~~ may be the Chief Executive Officer of the Corporation and shall, in the absence of the Chair~~man~~ of the Board, preside at all meetings of the shareholders. Subject to the authority of the Board of Directors, he or she shall have general charge and supervision of the Business and affairs of the Corporation. He or she may sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation. He or she shall have the authority to sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments. He or she shall have the authority to vote stock in other corporations, and he or she shall perform such other duties of management as may be prescribed by a resolution or resolutions or as otherwise may be assigned to him or her by the Board of Directors. He or she shall have the authority to delegate such authorization and power as vested in him or her by these Bylaws to some other officer or employee or agent of the Corporation as he or she shall deem appropriate.
Section 4.04.
VICE-PRESIDENTS. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice-Presidents in the order of their length of service, as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have the powers of and be subject to all the restrictions upon the President. In the absence of the Chair~~man~~ of the Board or the President, any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.
Section 4.05.
SECRETARY. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, in books provided for the purpose; shall see that all notices of such meetings are duly given in accordance with the provisions of the Bylaws of the Corporation, or as required by law; may sign certificates of shares of the Corporation with the Chair~~man~~ of the Board; shall be custodian of the corporate seal; shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

Section 4.06.
TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.
Section 4.07.
OFFICERS HOLDING TWO OR MORE OFFICES. Any two (2) or more of the above mentioned offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Articles of Incorporation or by these By-Laws, to be executed, acknowledged or verified by any two (2) or more officers.
Section 4.08.
COMPENSATION OF OFFICERS. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.
Section 4.09.
RESIGNATIONS. An officer may resign at any time by communicating his or her resignation to the Corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.
Section 4.10.
REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, if such removal is determined in the judgment of the Board of Directors to be in the best interests of the Corporation, and any officer of the Corporation duly appointed by another officer may be removed, with or without cause, by such officer.
Section 4.11.
BONDS. The Board of Directors may by resolution require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his or her respective office or position and to comply with such other conditions as may from time to time be required by the Board of Directors.
ARTICLE V.

SHARES
Section 5.01.
CERTIFICATES. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by the Chair~~man~~ of the Board or the President, or in their absence, any Vice-President, and countersigned by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile of such seal. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.
Section 5.02.
TRANSFER OF SHARES. The Corporation shall keep, or cause one or more stock transfer agents to keep, a book or set of books, to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Shares shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney authorized to effect such transfer by power of attorney duly executed, and upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates). The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and resignation of certificates of stock as it may deem expedient.
Section 5.03.
TRANSFER AGENTS AND REGISTRARS. The Corporation may have one (1) or more transfer agents and one (1) or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. The duties of transfer agent and registrar may be combined.
Section 5.04.
RECORD DATES. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than seventy (70) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If a record date is not set and the transfer books are not closed, the record date for the purpose of making any proper determination with respect to shareholders shall be fixed in accordance with applicable law.

Section 5.05.
NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.
ARTICLE VI.

INDEMNIFICATION

Any person (1) who at any time serves or has served as an officer, employee or a director of the Corporation, or (2) who, while serving as an officer, employee or a director of the Corporation, serves or has served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee, other fiduciary or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law (provided that any employee of the Corporation shall have a right to be indemnified by the Corporation acting in his or her capacity as an employee of the Corporation only upon satisfaction of the standards of conduct for officers and directors set forth in the North Carolina Business Corporation Act) against (a) expenses, including attorneys’ fees, incurred by him or her in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him or her liable by reason of the fact that such person is or was acting in such capacity, and (b) payments made by such person in satisfaction of any liability, judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he or she may have become liable in any such action, suit or proceeding. To the fullest extent from time to time permitted by law, the Corporation agrees to pay the indemnitee’s expenses, including attorney’s fees and expenses incurred in defending any such action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification; provided that, the indemnified party first provides the Corporation with (a) a written affirmation of the indemnified party’s good faith belief that such party meets the standard of conduct necessary for indemnification under the laws of the State of North Carolina and (b) a written undertaking by or on behalf of such indemnified party to repay the amount advanced if it shall ultimately be determined by a final judicial decision from which there is no further right to appeal that the applicable standard of conduct has not been met. The foregoing rights of the indemnitee hereunder shall inure to the benefit of the indemnitee, whether or not he or she is an officer, director, employee, or agent at the time such liabilities or expenses are imposed or incurred.

The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount or indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board may give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnify.

Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw, including a right of indemnification under any statute, agreement or insurance policy.

ARTICLE VII.

SUNDRY PROVISIONS
Section 7.01.
SEAL. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.
Section 7.02.
AMENDMENTS. Except as otherwise provided in the Articles of Incorporation or by law, these Bylaws, including any bylaws adopted by the shareholders, may be amended or repealed and new bylaws may be adopted by the Board of Directors.
Section 7.03.
FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum and venue, (a) the sole and exclusive forum for litigation relating to the internal affairs of the Corporation, including (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the North Carolina Business Corporation Act, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the state courts of North Carolina, or if such courts lack jurisdiction, a federal court located within the State of North Carolina, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants; and (b) the sole and exclusive venue for such actions shall be Wake County, North Carolina for cases filed in the state courts of North Carolina and the Eastern District of North Carolina for cases filed in federal court. Any such action filed in a North Carolina state court shall be designated by the party filing the action as a mandatory complex business case pursuant to applicable North Carolina Statute. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Bylaw and to have consented to the personal jurisdiction of the state and federal courts located within the State of North Carolina. If any term of this Section 7.03 is declared invalid, illegal or incapable of being enforced by any governmental authority of competent jurisdiction, all other terms of this Section 7.03 shall nevertheless remain in full force and effect.